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                                                                   EXHIBIT 23(B)

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated February 6, 1996, with respect to the consolidated financial statements of GMIS Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1995, in the Proxy Statement of GMIS Inc. that is made a part of the Registration Statement (Form S-4) and related Prospectus of HBO & Company for the registration of 4,932,624 shares of its common stock.

    We also consent to the incorporation by reference therein of our report dated March 25, 1996 with respect to the financial statement schedule of GMIS Inc. for the years ended December 31, 1995, 1994, and 1993 included in the Annual Report (Form 10-K) for 1995 filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Philadelphia, Pennsylvania
October 16, 1996